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                                                                    EXHIBIT 99.2

                          MPOWER COMMUNICATIONS CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         SERIES C PREFERRED STOCK PROXY

    The undersigned hereby appoints Rolla P. Huff and Russell I. Zuckerman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Series C convertible preferred stock held by the undersigned of record on April 5, 2001, at the Annual Meeting of the Stockholders of Mpower Communications Corp. to be held on May 24, 2001, at 11:00 a.m. (local time) at The Hyatt Regency Rochester, 125 East Main Street, Rochester, NY 14604, or any adjournment thereof.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement and prospectus and revokes any proxy previously submitted with respect to the meeting.

1. Election of Directors

[ ]  FOR ALL nominees listed below (except as marked to the        [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below contrary below)

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

        Maurice J. Gallagher, Jr.                        Rolla P. Huff                              David Kronfeld

2. Proposal to adopt a merger transaction pursuant to an Amended and Restated Agreement and Plan of Merger designed to establish a holding company structure, with Mpower Communications Corp. becoming a wholly owned subsidiary of Mpower Holding Corporation, a holding company.

                 [ ]  FOR                                 [ ]  AGAINST                               [ ]  ABSTAIN

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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                          (CONTINUED FROM OTHER SIDE)

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

   THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   I/We will attend the meeting.  [ ] YES    [ ] NO

                                             -----------------------------------
                                             (Signature of Stockholder)

                                             Date:

                                             -----------------------------------
                                             (Signature if held jointly)

                                             Date:

Note: Please sign this proxy exactly as your name or names appear on the books of the Mpower Communications Corp. Joint owners should each sign personally. When signing as an attorney, executor, administrator, trustee or guardian please add your full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.